Exhibit 31.1

NEXCEN BRANDS, INC.
SECTION 302 CERTIFICATION

I, Kenneth J. Hall, certify that:

1. I have reviewed this report on Form 10-K/A of NexCen Brands, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:     April 29, 2010

/s/ Kenneth J. Hall
Chief Executive Officer